Cancellation Agreement

THIS Cancellation Agreement (this "Cancellation Agreement") is made as of October 15, 2013 by and between US Nuclear Corp, f/k/a, APEX 3 Inc. a Delaware Corporation ("US Nuclear Corp"), US Nuclear Acquisition Corp., a California corporation ("USNAC") and Optron Scientific Company, Inc., a California Corporation ("Optron") and Robert I. Goldstein.

R E C I T A L S

A. As of October 15, 2013, the parties to this Agreement entered into an Agreement and Plan of Merger which provided for the merger of USNAC, as a wholly-owned subsidiary of US Nuclear Corp, into Optron, by which Optron becomes a wholly-owned subsidiary of US Nuclear Corp. and issues shares to Robert I. Goldstein in exchange for all of his shares in Optron. This Agreement provides for the cancellation of all of the shares of Robert I Goldstein in Us Nuclear Corp to enable the completion of merger transaction by the issuance of newly issued shares to Robert I. Goldstein in exchange for his shares in Optron.

B. US Nuclear Corp was incorporated in Delaware on February 14, 2012. Its current authorized capital stock consists of: (1) 100,000,000 shares of Common Stock, 0.0001 par value ("US Nuclear Corp, Common Stock"), of which 10,700,000 shares are issued and outstanding; and (2) 5,000,000 shares of Preferred Stock, 0.0001 par value ("US Nuclear Corp Preferred Stock"), none of which is outstanding. All issued and outstanding shares of US Nuclear Corp are owned by Robert I. Goldstein (85.5%) and Richard Chiang (14.5%). The shares owned by Robert I. Goldstein are being cancelled and reissued to him in conjunction with the merger provided for in this Agreement.

C. USNAC was incorporated in California on May 10, 2013. Its authorized capital stock consists of: (1) 100,000 shares of Common Stock, ("USNAC Common Stock"), of which 10,000 shares are issued and outstanding; with (2) no shares of Preferred Stock or any other class of stock. All issued and outstanding shares of USNAC are owned by US Nuclear Corp.

D. Optron was incorporated in California on December 24, 1971. Its authorized capital stock consists of: (1) 104,651 shares of Common Stock, par value $1.00 per share ("Optron Common Stock"), of which 98,372 shares are issued and outstanding, (all of which are owned by Robert I. Goldstein); with (2) no shares of Preferred Stock or any other class of stock. All issued and outstanding shares of Optron are owned by Bob Goldstein.

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E. The respective Boards of Directors of US Nuclear Corp, USNAC, and Optron have each determined that it is advisable and in the best interests of their respective stockholders that USNAC merge with and into Optron upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a merger between USNAC with and into Optron so that Optron becomes a wholly owned subsidiary of US Nuclear Corp.

F. The Board of Directors of each of the Constituent Corporations has approved the Merger Agreement.

G. For United States federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.

H. The Parties desire in this Agreement to make certain representations, warranties, covenants, and agreements in connection with, and establish certain conditions precedent to, the Merger.

NOW, THEREFORE, the parties do hereby agree that USNAC shall merge with and into Optron on the following terms, conditions and other provisions:

THE MERGER

1. MERGER AND EFFECTIVE TIME. As provided in the Agreement and Plan of Merger between the parties of even date herewith, at the Effective Time (as defined below), USNAC shall be merged with and into Optron (the "Merger"), and Optron shall be the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall become effective upon the close of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of California (the "Effective Time").

2. SHARE CANCELLATION. Immediately prior to the Effective Time, and contingent upon the consummation of the Merger, all of the 9,150,000 shares of common stock of Robert I. Goldstein in US Nuclear Corp shall be cancelled in exchange for and in consideration of the rights acquired by Robert I. Goldstein in the Agreement and Plan of Merger through this Agreement, and such shares shall be of no further force and effect.

3. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates owned by Robert I. Goldstein, that, prior to that date; represented shares of US Nuclear Corp Common Stock shall, until such certificate(s) shall have been surrendered, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Optron Common Stock evidenced by such outstanding certificate(s) as above provided.

4. TAX-FREE REORGANIZATION. The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a)(1)(F) of the Code.

5. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

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IN WITNESS WHEREOF, this Cancellation Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers hereunto duly authorized.

OPTRON SCIENTIFIC COMPANY, INC a California corporation	US Nuclear Corp , f/k/a, APEX 3 Inc. a Delaware corporation
By: /s/ Robert I. Goldstein Robert I. Goldstein President & Chief Executive Officer	By: /s/ Robert I. Goldstein Robert I. Goldstein President & Chief Executive Officer

/s/ Darian B. Andersen Darian B. Andersen Corporate Secretary	/s/ Darian B. Andersen Darian B. Andersen Corporate Secretary

By: /s/ Robert I. Goldstein

Robert I. Goldstein

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